Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-218595) and Form S-8 (Nos. 333-198248, 333-178625, 333-160008, 333-159325, 333-122326, 333-159324, 333-115893 and 333-189703) of Assured Guaranty Ltd. of our report dated March 12, 2018 relating to the financial statements of Assured Guaranty Corp., which appears in Exhibit 99.1 to the Current Report on Form 8-K of Assured Guaranty Ltd. dated March 12, 2018.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 12, 2018

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